Exhibit 10.19

As Approved by the Compensation Committee of the Board of Directors

on April 6, 2005, and by the Corporation’s Stockholders on July 20, 2005

CONCENTRA INC.

2005 Stock Option Plan for Non-Employee Directors

1. General Terms and Provisions. Except to the extent modified hereby or inconsistent herewith, the terms and provisions of the Concentra Managed Care, Inc. 1999 Stock Option and Restricted Stock Purchase Plan, as amended (the “1999 Plan”), are incorporated into and form a part of this Concentra Inc. 2005 Stock Option Plan for Non Employee Directors (the “2005 Director Plan”). Capitalized terms used in this 2005 Director Plan and not otherwise defined herein have the respective meanings assigned to them in the 1999 Plan.

2. Awards. Each of the Non-Employee Directors whose name is set forth below is hereby granted the Award set forth opposite his respective name:

Non-Employee Director	Award

John K. Carlyle	Non-Qualified Stock Options to purchase 40,000 shares of Common Stock at an exercise price of $13.80 per share; immediately vested and exercisable; expiration April 6, 2015.

Steven E. Nelson	3,000 shares of Restricted Stock, vesting on the earlier of (a) six months following the completion of an initial public offering of the Company’s equity securities (or such longer “lock-up” period as may be required of directors and officers of the Company in connection with such offering), (b) the occurrence of a Change in Control, as defined in the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan, or (c) April 6, 2015.

3. Award Agreements. The proper officers of the Company shall prepare, execute, and deliver, for, on behalf, and in the name of the Company, Award agreements to evidence such awards, in the form heretofore approved by the Compensation Committee of the Company’s Board of Directors for Awards under the 1999 Plan (with such changes in such Award agreements as shall be required to properly evidence the Awards in accordance with this 2005 Plan).

Attachment:	Concentra Managed Care, Inc. 1999
Stock Option and Restricted Stock Purchase Plan